TearLab Announces Proposed Public Offering of Common Stock

SAN DIEGO, CA, February 1, 2016 — TearLab Corporation (NASDAQ:TEAR; TSX:TLB) (“TearLab” or “the Company”) announced today its intention to offer, subject to market and other conditions, shares of its common stock in an underwritten public offering. The Company currently estimates the size of the offering at $15.0 million. In addition, TearLab intends to grant the underwriters of the offering the right for a period of 30 days to purchase up to an additional $2.25 million of shares of common stock at the public offering price, less underwriting discounts and commissions. The proceeds of the offering will be used for general corporate purposes, including commercializing our products, research and product development, capital expenditures, and working capital.

Stephens Inc. and Craig-Hallum Capital Group LLC are acting as joint book-running managers for the offering. Feltl and Company, Inc. and Roth Capital Partners are acting as co-managers.

TearLab intends to offer and sell these securities pursuant to its existing shelf registration statement (File No. 333-201355) filed with the Securities and Exchange Commission on January 2, 2015, and declared effective on December 11, 2015. A preliminary prospectus supplement describing the terms of the offering will be filed with the Securities and Exchange Commission and will form a part of the effective registration statement. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, by contacting the below book running managers at the following addresses:

Stephens Inc.

Attention: Prospectus

111 Center Street

Little Rock, AR 72201

Telephone: 501-377-2131

Email: prospectus@stephens.com

Craig-Hallum Capital Group LLC

222 South Ninth Street, Suite 350

Minneapolis, MN 55402

Telephone: 612-334-6300

Email: prospectus@chlm.com

An electronic copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering will be available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of TearLab, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity® Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the NASDAQ Capital Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

Forward-Looking Statements

In order to provide TearLab’s investors with an understanding of our current intentions and future prospects, this release may contain statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include our expectations regarding the proposed offering and the use of proceeds from such offering.

Forward-looking statements involve risks and uncertainties related to our business and the general economic environment, many beyond our control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements, including market risk and the risks we identify in reports filed with the Securities and Exchange Commission.

Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the Securities and Exchange Commission. TearLab does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

CONTACTS:

Investors:

Stephen Kilmer

(647) 872-4849

skilmer@tearlab.com